STOCK PURCHASE AGREEMENT

                         DATED AS OF September 8, 2006

                                 BY AND BETWEEN

                     ARISTOCRAT INTERNATIONAL PTY. LIMITED

                                      AND

                              WPT ENTERPRISES INC.

                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 8th day of September, 2006, by ARISTOCRAT INTERNATIONAL PTY. LIMITED (ABN 46 000 148
158), a company organized under the laws of Australia ("Buyer"), and WPT ENTERPRISES INC., A DELAWARE CORPORATION LOCATED AT 5700 WILSHIRE BOULEVARD, SUITE 350, LOS ANGELES, CALIFORNIA 90036 ("Shareholder"). Capitalized terms not otherwise defined in the text of this Agreement shall have the meanings set forth in the Annexure concerning definitions.

      WHEREAS, Shareholder is the holder of shares in PokerTek, Inc. (the "Company") (the "Company's Common Stock")

      WHEREAS, Buyer desires to purchase and Shareholder desires to sell upon the terms and conditions hereinafter set forth 450,000 shares of the Company's Common Stock (the "Shares").

      NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

     1.1. GENERALLY. Subject to the terms and conditions set forth in this Agreement, Buyer agrees to purchase and Shareholder agrees to sell, convey, assign, transfer and deliver to Buyer the Shares for the Purchase Price.

     1.2. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares shall be payable in United States dollars upon the Closing Date. The Purchase Price shall equal THE PRODUCT OBTAINED BY MULTIPLYING (X) THE TOTAL NUMBER OS SHARES BY (Y) THE WEIGHTED AVERAGE CLOSING PRICE (WEIGHTED WITH REFERENCE TO THE TRADING VOLUME ON EACH TRADING DAY) OF THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET DURING THE THIRTY (30) TRADING DAYS IMMEDIATELY PRECEDING THE DATE HEREOF LESS TEN PER CENT (10%) OF THE AMOUNT SO CALCULATED.

     1.3 PAYMENT OF THE PURCHASE PRICE. The Purchase Price shall be paid to the Shareholder in cash (the "Cash Payment") on the Closing Date by wire transfer of immediately available funds to accounts designated by Shareholder.

                                   ARTICLE II

                                     CLOSING

     2.1. CLOSING DATE. The closing of the purchase and sale provided for herein (the "Closing") shall take place on or before 5:00 p.m., California
          (PST) time, on SEPTEMBER 15, 2006 at the offices of the Buyer, or at such other place, time or date as may hereafter be mutually agreed upon in writing by the parties or as results from the provisions of this Agreement (the "Closing Date").

     2.2. ACTION BY BUYER. Subject to the terms and conditions herein contained, on the Closing Date, Buyer shall deliver to Shareholder, among the other deliveries required by this Agreement, payment of the Purchase Price for the Shares, the Cash Payment.

     2.3. ACTION BY SHAREHOLDER. Subject to the terms and conditions herein contained, on the Closing Date, Shareholder shall deliver to Buyer, among the other deliveries required by this Agreement, stock certificates representing the Shares, which certificates shall be endorsed in blank or accompanied by stock powers endorsed in blank and accompanied by the requisite stock transfer stamps (the "Stock Powers and Company Certificates").

                                   ARTICLE III

                      REPRESENTATIONS AS TO THE SHAREHOLDER

Shareholder hereby represents and warrants to Buyer that all of the following representations and warranties are true and correct on the date hereof and as of the Closing Date as though made on the Closing Date..

     3.1. AUTHORIZATION. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. Shareholder has full corporate power, capacity and authority to execute this Agreement, and all other agreements and documents contemplated hereby.

     3.2. ORGANIZATION, EXISTENCE AND GOOD STANDING OF THE SHAREHOLDER. The Shareholder is a CORPORATION duly organized, validly existing and in good standing under the laws of the state of Delaware.

     3.3. CAPITAL STOCK OF THE COMPANY. Shareholder owns the Shares free and clear of any Liens. Shareholder is the lawful recorded and beneficial owner of the Shares. Upon the delivery of the Shares to Buyer, Buyer will acquire the beneficial and legal, valid, and indefeasible title to such Shares, free and clear of all Liens and restrictions on transfer except for restrictions on transfer pursuant to federal and state securities laws.

     3.4. INVESTMENT ANALYSIS. Shareholder acknowledges and agrees that it has made its own investment analysis in its decision to sell the Shares upon review of whatever sources Shareholder deemed appropriate, reliable and adequate. Shareholder is not relying upon any representation or warranty by the Buyer concerning the existence or absence of material nonpublic information, or other information concerning any business, financial or other information concerning the Company in connection with such sale.

                                   ARTICLE IV

                            REPRESENTATIONS OF BUYER

Buyer represents and warrants to Shareholder that all of the following representations and warranties set forth in this Agreement are true and correct at the time of the Closing.

     4.1. DUE ORGANIZATION. Buyer is duly organized, validly existing and in good standing under the laws of Australia, and has the corporate power to own its properties and to carry on its business as now being conducted.

     4.2. VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by Buyer and the performance by Buyer of the transactions contemplated therein have been duly and validly authorized by the Board of Directors of Buyer, and this Agreement has been duly and validly authorized by all necessary corporate action, duly executed and delivered at or prior to the Closing and shall be the legal, valid and binding obligations of Buyer, enforceable against it in accordance with its' terms.

     4.3. AUTHORIZATION. The representatives of Buyer executing this Agreement have the corporate authority to enter into and to bind Buyer to the terms of this Agreement. Buyer has the full legal right, power and authority to enter into this Agreement.

     4.4. INVESTMENT REPRESENTATIONS.

          (a) Buyer is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, the distribution thereof in contravention of securities laws.

          (b) Buyer acknowledges and agrees that it has made its own investment analysis in its decision to purchase the Shares upon review of whatever sources Buyer deemed appropriate, reliable and adequate. Buyer is not relying upon any representation or warranty by the Shareholder concerning the existence or absence of material nonpublic information, or other information concerning any business, financial or other information concerning the Company in connection with such purchase.

          (c) Buyer acknowledges that it is not relying on Shareholder to determine Buyer's compliance with securities laws and other applicable laws and that Buyer is solely responsible for compliance with all such laws.

          (d) Buyer's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its acquisition of the Shares.

          (e) Buyer's financial condition is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time and has adequate means for providing for its current needs and contingencies and to suffer a complete loss of its investment in the Shares.

          (f) Buyer is an "accredited investor" as defined in Rule 501 under the 1933 Act. Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares.

          (g) Buyer understands that (i) the Shares have not been registered under the 1933 Act or other applicable securities laws, (ii) the Shares may need to be held indefinitely, and the Buyer must continue to bear the economic risk of the investment in the Shares unless they are subsequently registered under the 1933 Act or an exemption from such registration is available, (iii) when and if the Shares may be disposed of without registration in reliance on Rule 144 promulgated under the 1933 Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, and Buyer may have to deliver an opinion of counsel to the Company reasonably acceptable to the Company in form, substance and scope to the effect that the Shares to be sold or transferred may be sold or transferred under an exemption from such registration, and (iv) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the 1933 Act.

          (h) Buyer understands that the Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from Shareholder in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

          (i) Buyer understands that the Shares shall bear a restrictive legend in accordance with the requirements of the 1933 Act.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

     5.1. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to purchase the Shares pursuant to this Agreement and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

          (a) ACCURACY OF REPRESENTATIONS. Each of Shareholder's representations and warranties in this Agreement , were accurate in all material respects as of the date of this Agreement, and are accurate in all material respects as of the Closing Date as if made on the Closing Date.

          (b) SHAREHOLDER'S PERFORMANCE. All of the covenants and obligations that Shareholder is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), have been duly performed and complied with in all material respects. Each document required to be delivered pursuant to this Agreement and such other documents as Buyer may reasonably request for the purpose of facilitating the consummation or performance of this Agreement.

          (c) CONSENTS. All consents, if any, required in connection with the consummation of this Agreement have been obtained and are in full force and effect.

          (d) PROBITY CHECKS. The Regulatory and Compliance Committee of Buyer and the executive management of Buyer shall be completely satisfied, in their sole discretion, with the results of such probity checks as Buyer, in its sole discretion, considers necessary to satisfy Buyer that there is no derogatory information in respect of Shareholder or the Company that will jeopardize Buyer's operations or contemplated operations in the eyes of any governmental or regulatory agency.

     5.2. CONDITIONS PRECEDENT TO SHAREHOLDER'S OBLIGATION TO CLOSE.

            Shareholder's obligation to sell the Shares and to take the other actions required to be taken by Shareholder at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Shareholder in whole or in part):

          (a) ACCURACY OF REPRESENTATIONS. Each of Buyer's representations and warranties in this Agreement, was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date.

          (b) BUYER'S PERFORMANCE. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, and each of these covenants and obligations (considered individually), have been performed and complied with in all material respects. Buyer has made the closing deliveries pursuant to this Agreement and the cash payment required to be made pursuant to this Agreement.

                                   ARTICLE VI

                           CLOSING DELIVERIES BY BUYER

     6.1. CLOSING DELIVERY BY BUYER. At or prior to the Closing, Buyer shall deliver the following to Shareholder, (i) the Cash Payment, and (ii) this Agreement executed by the Buyer.

                                   ARTICLE VII

                        CLOSING DELIVERIES OF SHAREHOLDER

     At or prior to the  Closing,  Shareholder  shall  deliver the  following to
Buyer:

     7.1. STOCK POWERS AND COMPANY CERTIFICATES. The Stock Powers and Company Certificates.

     7.2. CONSENTS  AND  APPROVALS.  All  materially  necessary  consents of and
          filings   with  any  Agency  or  any  third  party   relating  to  the
          consummation of the transactions contemplated herein.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1. GENERAL INDEMNITY.

          (a) Shareholder hereby agrees to defend, indemnify and hold harmless Buyer and its directors, officers, employees, representatives, agents and attorneys (each, an "Indemnified Party") from Buyer Losses caused by, resulting from or arising out of:

               (i) breaches of representations hereunder by Shareholder or failure by Shareholder to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder, or to perform its' covenants set forth in this Agreement or in any other agreement or document executed in connection with the transactions contemplated hereby;

               (ii) any and all actions, suits, proceedings,  claims and demands incident to any of the foregoing or such indemnification.

          (b) Buyer agrees to defend, indemnify and hold harmless Shareholder from Shareholder Losses caused by, resulting from or arising out of:

               (i) breaches of representations hereunder by Buyer or failure by Buyer to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder; or to perform its' covenants set forth in this Agreement or in any other agreement or document executed in connection with the transactions contemplated hereby; and

               (ii) any and all actions, suits, proceedings,  claims and demands incident to any of the foregoing or such indemnification.

                                   ARTICLE IX

                                     GENERAL

     9.1. PRESS RELEASES. Buyer shall be entitled to issue press releases or make any public statements or filings with respect to the transactions contemplated hereby, and Shareholder shall not issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of Buyer, not to be unreasonably withheld, except if such disclosure is required by law, in which case the Shareholder shall promptly provide Buyer with prior notice of such public statement, filing or other communication. The parties understand and acknowledge that Buyer, on one hand, and Shareholder together with other shareholders of the Company who are selling shares to Buyer, will have an obligation to make filings with the Securities and Exchange Commission with respect to the transfer of the Shares.

     9.2. SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES.

          (a) Covenants and Agreements. All covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter according to their terms without limit as to duration.

          (b) Representations and Warranties. All representations contained herein shall survive the Closing and shall continue in full force and effect thereafter for a period of one (1) year from the Closing Date.

     9.3. SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned or transferred without the written consent and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of Buyer.

     9.4. ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits, annexes and shareholder letter attached hereto) constitutes the entire agreement and understanding among Shareholder and Buyer, and supersedes any prior agreement and understanding relating to the subject matter of this Agreement.

     9.5. FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     9.6. COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     9.7. BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction.

     9.8. EXPENSES.  Each party shall bear its own costs,  fees and  expenses in
          connection   with  the   preparation,   negotiation,   execution   and
          performance of this Agreement.

     9.9. NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to an officer or agent of such party or
          (c) sending a facsimile of the same with electronic confirmation of receipt.

          (i)  If to Buyer, addressed to:   ARISTOCRAT INTERNATIONAL PTY.LIMITED
                                               71 Longueville Rd.
                                               Lane Cove, NSW 2066
                                               Telephone 612 9413 6300
                                               Fax 612 9420 1326
                                               Attn: Bruce John Yahl, Company
                                                     Secretary

          (ii) If to the Shareholder, addressed thereto at the address set forth on the signature page.

     9.10. GOVERNING LAW; CONSENT TO JURISDICTION. This agreement shall be construed in accordance with the laws of the state of California. The parties hereto expressly consent and agree that any dispute, controversy, legal action or other proceeding that arises under, results from, concerns or relates to this agreement may be brought in the federal and state courts in and of the state of California and acknowledge that they will accept service of process by registered or certified mail or the equivalent directed to their last known address as determined by the other party in accordance with this agreement or by whatever other means are permitted by such courts. The parties hereto hereby acknowledge that said courts have jurisdiction over any such dispute or controversy, and that they hereby waive any objection to personal jurisdiction or venue in these courts or that such courts are an inconvenient forum.

     9.11. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     9.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable, then it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, then such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     9.13. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     9.14. SPECIFIC PERFORMANCE; OTHER RIGHTS AND REMEDIES. Each party recognizes and agrees that in the event the other party or parties should refuse to perform any of its or their obligations under this Agreement, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to seek injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief.

     9.15. CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 BUYER:

                                 ARISTOCRAT INTERNATIONAL PTY. LIMITED


                                 By: /s/ Bruce John Yahl
                                    -----------------------------
                                    Name: Bruce John Yahl
                                    Title: Company Secretary


                                 SHAREHOLDER:

                                 WPT ENTERPRISES, INC.


                                 By: /s/  ADAM PLISKA
                                    -----------------------------
                                 Name:  ADAM PLISKA
                                 Title: GENERAL COUNSEL
                                 5700 Wilshire Blvd., Suite 350
                                 Los Angeles, CA 90036

                              ANNEX I-DEFINITIONS

     DEFINITIONS. In this Agreement, the following terms shall have the meanings set forth below unless the context requires otherwise:

     "1933 ACT" means the Securities Act of 1933, as amended.

     "APPLICABLE LAW" means, with respect to any Person, property, transaction, event or other matter, any Law relating or applicable to such Person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any interpretation of the Law (or any part) by any Person having jurisdiction over it, or charged with its administration or interpretation.

     "BUYER LOSSES" means all damages (including, without limitation, amounts paid in settlement with the Shareholder's consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the rights of Buyer or such other persons to indemnification hereunder.

     "CASH PAYMENT" has the meaning given in Section 1.3

     "CLOSING" has the meaning given in Section .

     "CLOSING DATE" has the meaning given in Section .

     "COMPANY COMMON STOCK" has the meaning given in the Recitals.

     "LAW" means any law, including common law, rule, statute, regulation, order, judgment, decree, treaty or other requirement having the force of law.

     "LIEN" means any lien, mortgage, charge, hypothecation, pledge, security interest, prior assignment, marital dissolution obligation, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property, but excluding any contract or license rights disclosed hereunder.

     "PERSON"  is to be  broadly  interpreted  and  includes  an  individual,  a corporation, a limited liability company, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

     "SHAREHOLDER LOSSES" means all damages (including, without limitation, amounts paid in settlement with Buyer's consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the rights the Shareholders or such other persons entitled to indemnification hereunder.

     "SHARES" has the meaning given in the Recitals.

     "STOCK POWERS AND COMPANY CERTIFICATES" has the meaning given in Section .